UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2020

Mayville Engineering Company, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	001-38894	39-0944729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

715 South Street, Mayville, Wisconsin 53050

(Address of principal executive offices, including zip code)

(920) 387-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MEC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 30, 2020, Mayville Engineering Company, Inc. (the “Company”) entered into an amendment (the “Second Amendment”) to the Amended and Restated Credit Agreement, dated as of September 26, 2019, by and among the Company, the lenders from time to time party thereto, Wells Fargo Bank, National Association, as Administrative Agent for the lenders (the “Agent”), and Wells Fargo Securities, LLC, as Sole Lead Arranger and Sole Bookrunner (the “Credit Agreement”). Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Credit Agreement.

The Second Amendment provides the Company with temporary relief regarding a financial covenant (the Consolidated Total Leverage Ratio) for the period from June 30, 2020, through December 31, 2021, or such earlier date as the Company may elect (the “Covenant Relief Period”) in return for certain increases in interest rates and fees and restrictions on certain activities of the Company, including capital expenditures, acquisitions, dividends and share repurchases.

During the Covenant Relief Period, the required ceiling on the Company’s Consolidated Total Leverage Ratio will be 4.25 to 1 for quarters ending June 30, 2020 through and including December 31, 2020, and will decline in quarterly increments to 3.25 to 1 for the quarter ending December 31, 2021.

The Applicable Margin for LIBOR borrowing will increase to as much as 2.75%, depending on the Company’s Consolidated Total Leverage Ratio, with a parallel increase in the margin for borrowings based on the Base Rate, and the quarterly commitment fee will range from 0.20% to 0.50%, also depending on the Company’s Consolidated Total Leverage Ratio. There will also be a LIBOR floor of 0.75%.

During the Covenant Relief Period, dividends and share repurchases will be limited to a total of $10 million; acquisitions will be prohibited; and capital expenditures will be limited to $20 million in any fiscal year. The limit on capital expenditures will be prorated if the Covenant Relief Period ends during a fiscal year.

Certain lender parties to the Credit Agreement and certain of their respective affiliates have performed in the past, and may from time to time perform in the future, commercial banking, investment banking and other financial advisory services for the Company and its affiliates for which they have received, and/or will receive, customary fees and expenses.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is attached hereto as Exhibit 10 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The exhibit listed in the exhibit index below is being filed herewith.

EXHIBIT INDEX

Exhibit Number

10	Second Amendment, dated as of June 30, 2020, to the Amended and Restated Credit Agreement, dated as of September 26, 2019, by and among Mayville Engineering Company, Inc., the lenders from time to time party thereto, Wells Fargo Bank, National Association, as Administrative Agent for the lenders, and Wells Fargo Securities, LLC, as Sole Lead Arranger and Sole Bookrunner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAYVILLE ENGINEERING COMPANY, INC.

Date: July 6, 2020	By:	/s/ Todd M. Butz
Todd M. Butz
Chief Financial Officer